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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF TABLETOP HOLDINGS, INC.

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                                                                                 Jurisdiction of Incorporation or
Subsidiary                                                                                 Organization
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
Merisant Company                                                                             Delaware

Merisant US, Inc.                                                                            Delaware

Merisant Foreign Holdings I, Inc.                                                            Delaware

Merisant Argentina S.R.L.                                                                   Argentina

Merisant Australia Pty. Ltd.                                                                Australia

Merisant Manufacturing Australia Pty. Ltd.                                                  Australia

Merisant Belgium B.V.B.A.                                                                    Belgium

Merisant do Brasil Ltda.                                                                      Brazil

Merisant Chile Limitada                                                                       Chile

Merisant Colombia Ltda.                                                                      Colombia

Merisant De Costa Rica Ltd.                                                                 Costa Rica

Merisant France SAS                                                                           France

Merisant Germany GMBH                                                                        Germany

Merisant Hungaria Trading Limited Liability Company (abbreviated as                          Hungary
Merisant Hungary Ltd.)

Merisant India Private Limited                                                                India

Merisant Italy S.R.L.                                                                         Italy

Merisant Mexico, S. de R.L. de C.V.                                                           Mexico

Merisant Servicios Mexico, S. de R.L. de C.V.                                                 Mexico

Merisant Netherlands BV                                                                    Netherlands

Merisant Nigeria Limited                                                                     Nigeria

Merisant Sweetener (Philippines), Inc.                                                     Philippines

Merisant Polska Sp. Z.o.o.                                                                    Poland

Merisant Comercializacao de Adocantes, Lda. (abbreviated as Merisant Portugal)               Portugal

Merisant Puerto Rico, Inc.                                                                 Puerto Rico

Merisant Singapore Pte. Ltd.                                                                Singapore

Merisant South Africa (Pty) Limited                                                        South Africa

Merisant Spain, S.L.                                                                          Spain

Merisant Sweden AB                                                                            Sweden

Merisant Company 1 Sarl                                                                    Switzerland

Merisant Company 2 Sarl                                                                    Switzerland

Merisant Taiwan Co. Ltd.                                                                      Taiwan

Merisant (Thailand) Ltd.                                                                     Thailand

Merisant UK Limited                                                                            U.K.

Merisant Venezuela, S.R.L.                                                                  Venezuela
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